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                                                                      Exhibit 12

Southern States Cooperative
Ratios of earnings to fixed charges

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

                                                                                        Year ended June 30,
                                                               --------------      ------------     -------------       ------------
                                                                     2000              1999              1998               1997
                                                               --------------      ------------     -------------       ------------
Earnings:
Income (loss) before income taxes, extraordinary charge,
  cumulative effect of accounting changes and
  discontinued operations and distributions on capital
  securities of trust subsidiary                                $  9,331,773       $ (1,449,650)    $  13,570,456       $ 33,539,852
Interest expense, net of capitalized interest                     27,862,517         28,413,129        16,859,373         15,565,523
Portion of rents representative of interest factor                 5,871,769          5,151,839         2,900,188          2,703,206
Amortization of capitalized interest                                  75,000             75,000            62,249             15,143
                                                               --------------      ------------     -------------       ------------
  Total Earnings                                                $ 43,141,059       $ 32,190,318     $  33,392,266       $ 51,823,724
                                                                ============       ============     =============       ============
Fixed Charges:
Interest expense (before deducting capitalized interest)        $ 28,588,902       $ 29,314,830     $  17,310,851       $ 15,730,029
Portion of rents representative of interest factor                 5,871,769          5,151,839         2,900,188          2,703,206
Distributions on capital securities of trust subsidiary            3,600,000                  0                 0                  0
Preferred stock dividend requirements of majority-owned
     subsidiaries grossed up for pre-tax effect                    4,377,594            316,063           316,063            316,061
                                                               --------------      ------------     -------------       ------------
  Total Fixed Charges                                           $ 42,438,265       $ 34,782,732     $  20,527,102       $ 18,749,297
                                                                ============       ============     =============       ============

Ratio of Earnings to Fixed Charges                                      1.02               0.93              1.63               2.76
                                                                ============       ============     =============       ============
Insufficient to cover fixed charges by                                                2,592,414



                                                             Year ended June 30,       Three months ended
                                                                ------------      -------------     -------------
                                                                     1996            9/30/00           9/30/99
                                                                ------------      -------------     -------------
Earnings:
Income (loss) before income taxes, extraordinary charge,
  cumulative effect of accounting changes and
  discontinued operations and distributions on capital
  securities of trust subsidiary                                $ 34,645,994      $ (22,005,633)    $ (10,063,946)
Interest expense, net of capitalized interest                     15,236,987          8,184,223         8,487,985
Portion of rents representative of interest factor                 2,423,809          1,590,487         1,351,840
Amortization of capitalized interest                                  10,832             18,750            18,750
                                                                ------------      -------------     -------------
  Total Earnings                                                $ 52,317,622      $ (12,212,173)    $    (205,371)
                                                                ============       ============     =============
Fixed Charges:
Interest expense (before deducting capitalized interest)        $ 15,352,563      $   8,186,081     $   8,487,985
Portion of rents representative of interest factor                 2,423,809          1,590,487         1,351,840
Distributions on capital securities of trust subsidiary                    0          1,275,000                 0
Preferred stock dividend requirements of majority-owned
     subsidiaries grossed up for pre-tax effect                      316,061          1,315,357           158,032
                                                                ------------      -------------     -------------
  Total Fixed Charges                                           $ 18,092,434      $  12,366,925     $   9,997,856
                                                                ============       ============     =============

Ratio of Earnings to Fixed Charges                                      2.89              (0.99)            (0.02)
                                                                ============       ============     =============
Insufficient to cover fixed charges by                                               24,579,098        10,203,227

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